LIBERTY FLOATING RATE FUND

77C Matters submitted to a vote of security holders

(a) On December 27, 2000, a Special Meeting (Meeting) of Shareholders of Liberty Floating Rate Fund (Fund) was held to conduct the vote for and against the approval of the Items listed on the Fund's Proxy Statement for said Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001, at which time the remaining proposals passed. On September 29, 2000, the record date for the Meeting, the Fund had shares of beneficial interest outstanding representing 37,055,673.0490 outstanding shares of beneficial shares of interest. The votes cast at each Meeting were as follows:

(b)1. Election of eleven Board of Trustees:

                                     For                              Withheld
Douglas A. Hacker             20,250,600.1810                      380,377.4950
Janet Langford Kelly          20,245,751.1380                      385,226.5380
Richard W. Lowry              20,254,000.1730                      376,977.5030
Salvatore Macera              20,253,040.9900                      377,936.6860
William E. Mayer              20,253,545.8000                      377,431.8760
Charles R. Nelson             20,254,000.1730                      376,977.5030
John J. Neuhauser             20,254,000.1730                      376,977.5030
Joseph R. Palombo             20,254,000.1730                      376,977.5030
Thomas E. Stitzel             20,252,508.2450                      378,469.4310
Thomas C. Theobald            20,254,000.1730                      376,977.5030
Anne-Lee Verville             20,254,000.1730                      376,977.5030

(b)2. Election of a Board of Managers of Stein Roe Floating Rate Limited Liability Company.

For:                  19,699,119.62       shares of beneficial interest being a
                                          majority of the shares represented at
                                          the Meeting
Against:                 184,816.39       shares of beneficial interest
Abstain:                 747,041.67       shares of beneficial interest

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.

For:                15,487,956.2810  shares of beneficial interest being a
                                     majority of the shares represented at
                                     the Meeting
Against:                675,433.3840 shares of beneficial interest
Abstain:                991,816.0110 shares of beneficial interest
Delivered Not Voted:  3,266,678.0000 shares of beneficial interest


(c)2. To approve a similar reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for Stein Roe Floating Rate Limited Liability Company.

For:                 15,418,172.3800  shares of beneficial interest being a
                                      majority of the shares represented at the
                                      Meeting
Against:                687,575.5300  shares of beneficial interest
Abstain:              1,049,457.7660  shares of beneficial interest
Delivered Not Voted:  3,266,678.0000  shares of beneficial interest

(c)3. To approve the modification of the fundamental investment restriction relating to borrowing.

For:                   5,441,232.2730 shares of beneficial interest being a
                                      majority of the shares represented at the
                                      Meeting
Against:                 621,358.7190 shares of beneficial interest
Abstain:               1,066,697.0870 shares of beneficial interest
Delivered Not Voted:   3,266,678.0000 shares of beneficial interest

(c)4. To approve a similar modification of the fundamental investment restriction relating to borrowing for Stein Roe Floating Rate
Limited Liability Company

For:                  15,425,127.2030 shares of beneficial interest being a
                                      majority of the shares represented at the
                                      Meeting
Against:                 647,276.3160 shares of beneficial interest
Abstain:               1,108,719.7540 shares of beneficial interest
Delivered Not Voted:   3,266,678.0000 shares of beneficial interest


(d) Not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-00-000357)


EX-99.77Q1(A)
Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

To the Shareholders and Trustees of Liberty Floating Rate Fund

In planning and performing our audit of the financial statements of the Liberty Floating Rate Fund (the "Fund") for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of management and the Trustees of Liberty Floating Rate Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Boston, MA
October 24, 2001

77Q1(B)
Amended By-Laws

S:\FUNDS\GENERAL\BylawsamendLFRFund.doc



                                               C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of Liberty Floating Rate Fund, a Massachusetts trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.12 of the By-Laws is amended and restated as follows:

                   Controller and Chief Accounting Officer. The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  Any assistant controller may perform such duties of the controller as the controller or the Board of Trustees may assign, of the controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 2001.

                  ------------------------------------
                  Assistant Secretary


EX-99.77Q2

Section 16(a) of the Securities Exchange Act of 1934, as amended, and
Section 30(f) of the 1940 Act, as amended, require the Fund's Board of Trustees and executive officers, persons who own more than ten percent of the Fund's equity securities, the Fund's investment adviser and affiliated persons of the Fund's investment adviser, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Fund's shares and to furnish the Fund with copies of all Section 16(a)forms they file. Based solely upon a review of copies of such filing that were so furnished to the Fund, the Fund believes that Messrs. Richard W. Lowry, Salvatore Macera, William E. Mayer, Thomas E. Stitzel and Ms. Anne-Lee Verville, elected as Trustees of the Fund on December 27, 2000, each filed a late Form 3 (Initial Statement of Beneficial Ownership), on which no holdings were reported.